SEVENTH AMENDMENT TO OFFICE LEASE
THIS SEVENTH AMENDMENT TO OFFICE LEASE (this "Seventh Amendment") is made as of this 10th day of March, 2017 (the "Effective Date"), by and between IVC MERIDIAN TT O, LLC, a Delaware limited liability company ("Landlord"), and CHIMERIX, INC., a Delaware corporation ("Tenant").
W I T N E S S E T H :
WHEREAS, pursuant to that certain Office Lease dated September 1, 2007 (the "Original Lease"), ACP 2505 Meridian LLC ("Original Landlord") leased to Tenant, and Tenant leased from Original Landlord, approximately 6,849 rentable square feet of office space (the "Original Premises") known as Suite 340 on the third (3rd) floor of the building located at 2505 Meridian Parkway, Durham, North Carolina 27713 (the "Building");
WHEREAS, pursuant to that certain First Amendment to Office Lease dated December 19, 2008 (the "First Amendment"), Original Landlord and Tenant amended the Original Lease to provide for the demise to Tenant of the Additional Premises (as more particularly described in the First Amendment), upon the terms and conditions set forth in the First Amendment;
WHEREAS, pursuant to that certain Second Amendment to Office Lease dated January 21, 2011 (the "Second Amendment"), Original Landlord and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 29, 2012;
WHEREAS, AREP Meridian I LLC (“AREP MI”) succeeded to the interest of Original Landlord under the Original Lease, as amended;
WHEREAS, pursuant to that certain Third Amendment to Office Lease dated March 1, 2012 (the "Third Amendment"), AREP MI and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 28, 2013;
WHEREAS, pursuant to that certain Fourth Amendment to Office Lease dated February 13, 2013 (the "Fourth Amendment"), AREP MI and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 28, 2018;
WHEREAS, pursuant to that certain Fifth Amendment to Office Lease dated July 2, 2014 (the "Fifth Amendment"), AREP MI and Tenant amended the Original Lease, as amended, to provide for the demise to Tenant of the Second Additional Premises (as more particularly described in the Fifth Amendment), upon the terms and conditions set forth in the Fifth Amendment;
WHEREAS, Landlord has succeeded to the interest of AREP MI under the Original Lease, as amended;
WHEREAS, pursuant to that certain Sixth Amendment to Office Lease dated April 28, 2015 (the "Sixth Amendment"), Landlord and Tenant amended the Original Lease, as amended, to provide for (i) the extension of the Term until the Modified Expiration Date; (ii) the demise to Tenant of the Third Additional Premises (as more particularly described in the Sixth Amendment); (iii) the demise to Tenant of the Fourth Additional Premises (as more particularly described in the Sixth Amendment); (iv) the demise to Tenant of the Fifth Additional Premises (as more particularly described in the Sixth Amendment); and (v) the provision by Landlord to Tenant of a Refurbishment Allowance in an amount equal to One Hundred Eighty-One Thousand Seven Hundred Fifty Dollars ($181,750.00), all upon the terms and conditions set forth in the Sixth Amendment;

WHEREAS, Landlord desires to satisfy Landlord’s obligation to disburse the Refurbishment Allowance to Tenant by providing Tenant an abatement of Base Rent in an amount equal to the Refurbishment Allowance; and
WHEREAS, Landlord and Tenant desire to amend the Original Lease, as amended, to provide Tenant with an abatement of Base Rent in an amount equal to the Refurbishment Allowance in satisfaction of Landlord’s obligation to disburse the Refurbishment Allowance to Tenant.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:
1.    Incorporation of Recitals. The foregoing recitals are hereby incorporated in this Seventh Amendment and are made a part hereof by this reference.
2.    Definitions. All capitalized terms not defined in this Seventh Amendment shall have the meanings ascribed thereto in the Original Lease, as amended. As used herein and in the Original Lease, as amended, the term "Lease" shall mean the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and this Seventh Amendment.
3.    Base Rent Abatement. Landlord and Tenant hereby expressly acknowledge and agree that (i) notwithstanding anything to the contrary contained in the Original Lease, as amended, in lieu of disbursing the Refurbishment Allowance to Tenant in accordance with the terms of the Sixth Amendment, Landlord shall abate an amount of Base Rent equal to One Hundred Eighty-One Thousand Seven Hundred Fifty Dollars ($181,750.00), which amount equals the amount of the Refurbishment Allowance, (ii) accordingly, the monthly installments of Base Rent otherwise payable by Tenant to Landlord for the months of April, May and June, 2017 shall be one hundred percent (100%) abated, and the monthly installment of Base Rent otherwise payable by Tenant to Landlord for the month of July, 2017 shall be abated by Twenty-Five Thousand Two Hundred Ninety-Nine and 55/100 Dollars ($25,299.55) and (iii) the foregoing abatement of Base Rent shall satisfy Landlord’s obligation pursuant to the terms of the Sixth Amendment to disburse the Refurbishment Allowance to Tenant.
4.    Counterpart Copies. This Seventh Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Seventh Amendment.
5.    Miscellaneous. This Seventh Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns and (b) shall be governed by and construed in accordance with the laws of the State of North Carolina.
6.    Ratification. Except as expressly amended by this Seventh Amendment, all other terms, conditions and provisions of the Original Lease, as amended, are hereby ratified and confirmed and shall continue in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to Office Lease under seal as of the day and year first hereinabove written.
LANDLORD:
IVC MERIDIAN TT O, LLC,
a Delaware limited liability company

By: _/s/_J. Michael O’Brien____________
Name: J. Michael O’Brien
Title: Vice President
TENANT:
CHIMERIX, INC.,
a Delaware corporation

By: ___/s/_Timothy W. Trost___________
Name: Timothy W. Trost
Title: SVP & CFO SV